Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to various share option plans of Tower Semiconductor Ltd. and the registration of 2,780,420 ordinary shares of Tower Semiconductor Ltd.; and to the incorporation by reference therein of (1) our auditor's report dated February 24, 2003, with respect to the consolidated financial statements of Tower Semiconductor Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission; and (2) our accountants' review report dated August 8, 2003, with respect to the condensed interim consolidated financial statements of Tower Semiconductor Ltd. included in its Report on Form 6-K for the month of August 2003 submitted to the Securities and Exchange Commission.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte  Touche Tohmatsu

Tel Aviv, Israel
August 11, 2003